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                                                                  Exhibit 10(29)

         English version rules over Ukrainian version of the contract.
                         Ukrainian version is omitted.

                          STOCK SALE-PURCHASE CONTRACT

KYIV                                                          SEPTEMBER 24, 2002

This Stock Sale-Purchase Contract (hereinafter -- "Contract") is entered into in the city of Kyiv, Ukraine, on this day of September 24, 2002 by and between:

LATERAL VECTOR RESOURCES INC., a legal entity properly registered and acting under the laws of the province of New Brunswick, Canada and located at the city of Fredricton, New Brunswick, Canada (hereinafter -- "the Seller"), through Mr. Vincent McDonnell authorized by a resolution of the sole director of the company,

                                      And

PRIVATE COMPANY "LYSTOPAD", a legal entity properly registered and acting under the laws of Ukraine, located at 7-a Vasylanka Street, Kyiv, 03124 (hereinafter -- "the Buyer"), through its General Director Ms. Chernikova Olena Sergijivna, acting on the basis of the Charter

The Seller and the Buyer may also collectively be referred to as "the Parties", and individually as "a Party".

WHEREAS the Seller is willing to sell, and the Buyer is willing to purchase the shares of the Closed Joint Stock Company "IPEC" whose legal address is Ukraine, City of Kyiv, 42-44 Shovkovichna Str., EDRPOU Code 30057276 (hereinafter -- "IPEC") a share issuance of which is registered by the Department of State Securities and Stock Market Commission in the City of Kyiv and Kyiv Oblast on March 16, 1999 (Certificate of Issuance of Securities No. 214/10/1/99),

The Parties hereby agree as follows:

                        ARTICLE 1.  SUBJECT OF CONTRACT

1.1.  The Seller shall sell to the Buyer One Hundred

                              [CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]

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     and Nineteen (119) common registered IPEC's shares, with a face at a par value of Five Hundred (500) Hryvnia per share (hereinafter - "Shares") and receive from Buyer payment for these Shares.

1.2. The Buyer shall accept the Shares and remit payment for them.

       ARTICLE 2. CONTRACT PRICE AND PROCEDURE OF PAYMENT FOR THE SHARES

2.1. The Buyer shall purchase the Shares at their par value and respectively pay Seller US$11,420 (Eleven Thousand Four Hundred and Twenty US Dollars) for the Shares which proceeds shall be transferred by Buyer to the Seller within ten (10) banking days of the day when this Contract becomes effective in accordance with Article 7.1 herein.

                         ARTICLE 3. TRANSFER OF SHARES

3.1. The Seller shall, within ten (10) banking days after the receipt from the Buyer of a payment pursuant to Article 2.1 hereof undertake all necessary actions to fully and properly transfer the Shares to the Buyer and register transfer of title thereto in accordance with applicable legislation.

3.2. The Buyer shall acquire title to the Shares at the time when the Seller receives payment pursuant to Article 2.1 hereof.

                           ARTICLE 4. CONFIDENTIALITY

4.1. All information regarding the Contract, the Parties and contents hereof shall be deemed confidential information (hereinafter - "Confidential Information"). The Parties undertake not to disclose, distribute or transfer Confidential Information to anyone, with the exception of their officials, employees, auditors

[CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]



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and legal advisors, for whom such information may be necessary, and unless such disclosure is approved by the other Party to the Contract or directly required by legislation. In the event that disclosure of the Confidential Information is required by applicable legislation, the disclosing Party shall:

4.1.1. immediately after such requirement becomes known, notify the other Party about this in writing;

4.1.2. provide the other Party with any opportunities to challenge the requirement on disclosure of Confidential Information and take all necessary preventative actions before any Confidential Information is revealed;

4.1.3. disclose the Confidential Information only in the scope required by the applicable legislative provisions and only to the person or persons set forth by such provisions; and

4.1.4. make all efforts to ensure non-disclosure of Confidential Information by the recipient to any third parties.

4.2. The provisions of this Article 4 shall remain in effect for ten (10) years after termination of the Contract.


                             ARTICLE 5. ARBITRATION

5.1. Any disputes and disagreements that arise from performance of this Contract shall be resolved by the Parties through negotiations and mutual agreement.

5.2. In the event that it is impossible to resolve a dispute by mutual agreement, any such dispute, controversy or claim arising out of or relating to the Contract, or the breach, termination or invalidity thereof, shall be settled by the Commercial Court of Ukraine in Kyiv.


           [CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]

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                            ARTICLE 6. FORCE MAJEURE

6.1. If any of the Parties does not perform or improperly performs its obligations under the Contract due to the effect of the Force Majeure, such Party shall be exempt from the liability for such non-performance or improper performance for the duration of the Force Majeure circumstances.

6.2. Force Majeure is an Act of God, military actions and armed conflicts, officially announced state of emergency, changes of the legislation that make impossible performance of the Contract by the Parties, acts of governmental bodies and other events of exceptional and inevitable character unforeseeable at the time of conclusion of the Contract and impossible to prevent by means available to the Parties. The effect of such circumstances must be validated by the Chamber of Commerce of the country where the Force Majeure occurred.

6.3. The Party that is unable to perform an obligation under the Contract must inform the other party about such occurrence and the termination of the Force Majeure within 24 hours from the moment of such occurrence or termination. If such notice is not sent within this term, the Party that should have sent it will be liable for losses incurred by the other Party which are the result of failure to send such notice.

6.4. Implementation of the Force Majeure is not a basis for the unilateral early breach of the Contract. In the event that the Force Majeure circumstances last for more than thirty (30) days the Parties will meet to reach an agreement on further actions. However, if the Parties are unable to reach an agreement within one (1) month from the day of the first meeting, the dispute regarding the breach of the Contract and

               [CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]

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related claims of the Parties will be brought to arbitration pursuant to the provisions of the Article 5 hereof.

ARTICLE 7. EFFECT AND TERMINATION OF THE CONTRACT

7.1 This Contract shall become effective on September 24, 2002 and remains in effect until full performance by each of the Parties of its obligations and rights as set forth herein.

7.2 Notwithstanding the foregoing, this Contract may be terminated at any time upon a written consent of both Parties.

ARTICLE 8. LIABILITY OF THE PARTIES

8.1 In the event of default or improper performance by either of the Parties of its obligations under the Contract, the Party in default under the Contract shall reimburse the other Party in full for any damages, direct or indirect incurred by the other Party as result of the default or improper performance, including lost profits and attorney's fees.

8.2  In the event Seller delays a performance of its obligation set forth in the
Item 3.1 thereof, Seller shall pay Buyer, as and for a penalty, the sum of double the NBU Refinance rate calculated on the par/face value of the delayed shares for each day of delay, and Buyer shall have a right, but not an obligation, for a unilateral early termination of this Contract, as well a claim for the return of any funds previously paid under this Contract and reimbursement of any damages. The "delay compensation" set forth and referenced herein is not and shall not be, for any reason whatsoever, considered to be liquidated damages on any nature of settlement for delays or breaches under this Contract.




                              [CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]


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8.3.  In the event Buyer delays a performance of its obligation set forth in the
      Item 2.1 hereof, Seller shall pay Buyer a "delay compensation" in an amount double the NBU refinance rate for each day of delay, and Seller shall have a right, but not an obligation, for a unilateral early termination of this Contract, as well as may claim reimbursement of any damages. The "delay compensation" set forth and referenced herein is not and shall not be, for any reason whatsoever, considered to be liquidated damages or any nature of settlement for delays or breaches under this Contract.

8.4. In the event that provisions of Article 4 hereunder are violated, including therein the procedure for approval of Confidential Information disclosure, the Party guilty of such violation shall reimburse the other Party any and all expenses incurred as a result of the guilty Party's breach, and also pay the other Party a penalty of Five Thousand (5,000) US dollars.


                            ARTICLE 9. MISCELLANEOUS

9.1. The Contract shall be governed by the substantive and remedial law of Ukraine.

9.2. Amendments to the Contract are made only in writing in the form of annexes signed by the Parties.

9.3. If any provision of the Contract shall be deemed invalid in procedures set forth by applicable legislation, the remainder of the Contract shall continue in effect and the invalid provision shall be replaced upon the consent of the Parties with other provisions as close as possible to the intent and effect of the original provision.

9.4. The Contract contains all agreements of the Parties and any prior agreements, results of discussions or negotiations, written or oral, shall have no legal force.

9.5.  This Contract has been executed in two (2)

[CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]



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\     copies in both English and Ukrainian, one to be retained by each of the
     Parties. Both copies have equal legal force.

9.6. In the event that there is a difference between the English and Ukrainian texts of the Contract, the English text shall be used for the purpose of interpretation of the Contract.

                          10. LEGAL ADDRESSES, BANKING
                        REQUISITES AND SIGNATURES OF THE
                                    PARTIES

THE BUYER:

PRIVATE COMPANY "LYSTOPAD"
Certificate 07398, ZKPU Code 30117062
7-a Vasylanka street, Kyiv 03124, Ukraine
Telephone: (044) 252 84 71
Fax: (044) 268 31 22
E-mail:
Settlement account 26007200072756 at
Mizhrayonny affiliate of the Joint-Stock
Commercial bank <<Ukrsotsbank>>, MFO322056


Signature  /s/ O.S. Chernikova
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[CORPORATE SEAL OF PRIVATE COMPANY "LYSTOPAD"]



THE SELLER

LATERAL VECTOR RESOURCES INC.
C/O Cox Hanson O'Reilly Matheson
400 Pheonix Square
371 Queen Street
Fredricton
New Brunswick E3B 4Y4

Banking information:
Correspondent bank: Bankers Trust Company
1 Bankers Trust Plaza, Liberty Street, New York
NY 10006, USA
Account No: 04082437
SWIFT:BKTRUS33

[CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]




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Beneficiary Bank: HSBC Bank International Ltd
PO box 315, St Peter Port, Guernsey GY1 3JQ,
Channel Islands
SWIFT: MIDLJESH

Beneficiary Name: Lateral Vector Resources Ltd
PO Box 291, Commerce House, Les Banques, St
Peter Port, Guernsey GY1 3RR, British Isles
Beneficiary A/c No: 011 752920 360



Signature  /s/ V. McDonnell
         ---------------------------------

[CORPORATE SEAL OF LATERAL VECTOR RESOURCES, INC.]


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